UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 21, 2011

Date of Report (Date of earliest event reported)

PRO-PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-32877	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE NEWTON, MASSACHUSETTS 02459
(Address of Principal Executive Offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 21, 2011, Pro-Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Agreement”) with 10X Fund, L.P., a Delaware limited partnership (“10X Fund”) which is the holder of all of the issued and outstanding shares of the Company’s Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock (collectively, the “Series B Preferred Stock”) and all Class A-1 Warrants (the “Class A-1 Warrants”), Class A-2 Warrants (the “Class A-2 Warrants”) and Class B Warrants (the “Class B Warrants”) issued in connection with the Series B Preferred Stock. The obligation of the Company to amend the terms of these securities was subject to a representation of 10X Fund contained in the Agreement that its partners had amended its partnership agreement so as to bar the limited partners from withdrawals of Series B Preferred Stock until May 12, 2016, provided that 10X Fund had implemented a quarterly liquidity program in which the limited partners are entitled to participate in sales of Company common stock (“Common Stock”) owned by 10X Fund.

Amendments to the Certificate of Designation of Series B Preferred Stock

Pursuant to the Agreement, the Company amended and restated the Certificate of Designation of Preferences, Rights and Limitations for the Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock, as previously amended (the “Certificate of Designation”), to (i) delete Section 5(c) (entitled “Mandatory Conversion”) in order to remove the Company’s right to compel conversion of the Series B Preferred Stock to shares of its Common Stock, (ii) amend the definitions in Section 1 (entitled “Definitions”) of the terms “Series B-1 Redemption Date” and the “Series B-2 Redemption Date” in order to extend such redemption dates to be the earlier of February 12, 2019, or the date of a promissory note issued to David Platt, Ph.D. pursuant to a separation agreement between him and the Company, (iii) amend Section 3 (entitled “Dividends”) such that dividends are payable in cash or shares of Common Stock valued at 100% of the volume weighted average price of the Common Stock for the 20 consecutive trading days prior to the dividend payment date on and after September 30, 2011, and (iv) insert new Section 5(d) (entitled “Automatic Conversion Upon Transfer”) to require that any request for transfer of shares of Series B Preferred Stock to another holder shall result in an automatic conversion to shares of Common Stock.

The foregoing description of the amended and restated Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendments to Class A-1 Warrants, Class A-2 Warrants and Class B Warrants

Pursuant to the Agreement, the Class A-1 Warrants and Class A-2 Warrants are amended to extend the termination date of these warrants from thirty to ninety days after the date on which the Company issues a termination notice based on the then trading price of the Common Stock having triggered the mandatory exercise condition for the warrants. Pursuant to the Agreement, the Class B Warrants are amended such that one-half of these warrants may be exercised on a “cashless” basis and shall be re-named the Class B-1 Warrants.

The foregoing description of the Class A-1 Warrants, Class A-2 Warrants and Class B-1 Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of the Class A-1 Warrants, Class A-2 Warrants and Class B-1 Warrants, a copy of each of which is filed herewith as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The form of the Class B Warrants was filed as Exhibit 4.3 to the Form

8-K Current Report of the Company filed on February 17, 2009, which contains a description of the Class B Warrants at Item 1.01.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On January 26, 2011, the Company filed with the Secretary of State of the State of Nevada the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 and Series B-2 Convertible Preferred Stock. A copy of the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Form of Class A-1 Common Stock Purchase Warrant.

4.2	Form of Class A-2 Common Stock Purchase Warrant.

4.3	Form of Class B-1 Common Stock Purchase Warrant.

10.1	Agreement dated January 21, 2011 between the Company and 10X Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRO-PHARMACEUTICALS, INC.

By:		/s/ ANTHONY SQUEGLIA
	Name:	Anthony Squeglia
	Title:	Chief Financial Officer

Date: January 27, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock and Series B-2 Convertible Preferred Stock.

4.1	Form of Class A-1 Common Stock Purchase Warrant.

4.2	Form of Class A-2 Common Stock Purchase Warrant.

4.3	Form of Class B-1 Common Stock Purchase Warrant.

10.1	Agreement dated January 21, 2011 between the Company and 10X Fund.